                                                                     Exhibit 4.8

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED (EACH A "TRANSFER") IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE TRANSFER AND VOTING OF THE SECURITIES OBTAINABLE UPON EXERCISE OF THIS STOCK PURCHASE WARRANT ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED MANAGEMENT AND VOTING AGREEMENT, DATED AUGUST 17, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, AND THE THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AUGUST 17, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME (THE "STOCKHOLDER AGREEMENTS"), COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDER AGREEMENTS.

No. SPW-1                                                       December 6, 2002

                             PTC THERAPEUTICS, INC.

                             STOCK Purchase Warrant

                                -----------------

      THIS STOCK PURCHASE WARRANT (this "WARRANT") certifies that, for value received, Tularik Inc., or its registered assigns (the "HOLDER"), is entitled to subscribe for and purchase from PTC Therapeutics, Inc., a Delaware corporation (the "COMPANY"), up to 500,000 (subject to adjustment pursuant to Section 4 hereof) shares (the "SHARES") of the Company's Common Stock, par value $0.001 per share ("COMMON STOCK") at a price per share of $3.25 (subject to adjustment pursuant to Section 4 hereof). This Warrant is being issued pursuant to

PTC Warrant No. SPW-1                                               Confidential

that certain Securities Acquisition Agreement, dated as of the date hereof, by and between the Company and Tularik Inc. (the "AGREEMENT").

      This Warrant is subject to the following terms and conditions:

      1. Vesting and Expiration of Shares. The exercise of this Warrant shall be subject to the Company's achievement of the following milestones:

            (a) This Warrant shall become exercisable for up to 250,000 Shares upon the Company's submission to the United States Food and Drug Administration (the "FDA") in the U.S. or to an equivalent regulatory authority in a foreign country of an Investigational New Drug Application (or the corresponding filing or documentation of any foreign country) with respect to a Product Candidate (the "FIRST IND FILING"). As used herein "PRODUCT CANDIDATE" shall mean any product candidate for use in the Field. As used herein the "FIELD" shall mean the therapeutic treatment of disease in humans or other animals by means of the suppression of nonsense mutations. The right to purchase the above referenced 250,000 Shares shall expire and be of no force or effect if not exercised prior to the tenth (10th) anniversary of receipt by Holder of written notice from the Company of the First IND Filing.

            (b) This Warrant shall become exercisable for up to an additional 150,000 Shares upon the enrollment of the first human patient in a Phase II Clinical Trial for any Product Candidate. As used herein "PHASE II CLINICAL TRIAL" shall mean a clinical study conducted to evaluate the effectiveness of the Product Candidate for a particular indication or indications in patients with the disease or condition under study. The right to purchase the above referenced 150,000 Shares shall expire and be of no force or effect if not exercised prior to the eighth (8th) anniversary of receipt by Holder of written notice from the Company of the commencement of the first Phase II Clinical Trial.

            (c) This Warrant shall become exercisable for up to an additional 100,000 Shares upon any of the Company's Product Candidates receiving Marketing Approval from the FDA or from an equivalent regulatory authority in a foreign country. As used herein, "MARKETING APPROVAL" shall mean any approval necessary for the marketing, promotion, sale or use of a Product Candidate as a pharmaceutical product in a country. The right to purchase the above referenced 100,000 Shares shall expire and be of no force or effect if not exercised prior to the fifth (5th) anniversary of receipt by Holder of written notice from the Company of the first Marketing Approval of a Product Candidate.

            (d) Notwithstanding the foregoing, both Holder's right to continued vesting of purchase rights as described in this Section and Holder's right to purchase Shares pursuant to this Warrant shall expire and be of no force or effect as of the 20th anniversary of the date of this Warrant.

      2. Method of Exercise; Payment.

            (a) Cash Exercise. Subject to the provisions of Section 1, the purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise (the "NOTICE OF EXERCISE") in the form attached hereto as Exhibit A) at the Company's

PTC Warrant No. SPW-1                                               Confidential

principal offices, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount shall be paid in cash, by check or by wire transfer of immediately available funds to an account designated by the Company. The person in whose name any certificate representing the Shares issuable upon any exercise of this Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender and payment are made. As used herein, the term "PERSON" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

            (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a) hereof, the Holder may elect to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the Company's principal offices together with a duly executed Notice of Exercise in which the appropriate alternative is initialed by the Holder. In such event, the Company shall issue to the Holder the number of Shares computed using the following formula:

                    X = Y (A-B)
                        -------
                           A

      Where X       =      the number of Shares to be issued to the Holder.

            Y       =      the number of Shares subject to this Warrant or, if
                           only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the time of such calculation).

            A       =      the Fair Market Value of one Share (at the date of
                           such calculation).

            B       =      the Exercise Price (as adjusted to the date of such
                           calculation).

            (c) Fair Market Value. For purposes of this Section 2, the Fair Market Value of one Share shall equal:

                  (i) the average of the closing sale prices of the Common Stock (or any other security for which this Warrant is then exercisable) quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days immediately prior to the date of determination of Fair Market Value (or, if no sales take place on any such trading day, the average of the closing bid and asked prices on such trading day); or

                  (ii) if the Common Stock (or any other security for which this Warrant is then exercisable) is not traded on the Nasdaq Stock Market or Over-The-Counter or on a national securities exchange, the Fair Market Value of a Share shall be established in good faith by the Company's Board of Directors.

PTC Warrant No. SPW-1                                               Confidential

            (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of Shares issued upon such exercise. In the event that this Warrant is exercised in part, as promptly as practicable on or after the date of exercise, the Company at its sole expense will execute and deliver a new Warrant in the form of this Warrant exercisable for the number of Shares for which this Warrant may then be exercised.

            (e) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

      3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, except as set forth in the Stockholder Agreements (as defined in the Agreement) with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

      4. Certain Adjustments.

            (a) Special Definitions. For the purposes of this Section 4, the following definitions shall apply:

                  (i) "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock issued (or, pursuant to Section 4(c), deemed to be issued) by the Company after the Original Issue Date, other than:

                        (A) shares of Common Stock issued or issuable as a dividend or distribution payable pro rata to all holders of Common Stock (determined on a fully-diluted, as converted basis) of the Company;

                        (B) up to 3,000,000 shares of Common Stock or Options issued or issuable to employees, consultants, officers, directors, advisors and other persons performing services for the Company pursuant to the Company's 1998 Employee, Director and Consultant Stock Option Plan or other arrangement approved by the Board of Directors of the Company; provided that, more than 3,000,000 shares of Common Stock or Options may be issued or issuable pursuant to the Corporation's 1998 Employee, Director and Consultant Stock Option Plan and not considered "Additional Shares of Common Stock" upon written consent of the holders of a majority of the Preferred Stock;

                        (C) shares of Common Stock issued or issuable in connection with the conversion or exercise of any Option or Convertible Securities outstanding on the date hereof;

PTC Warrant No. SPW-1                                               Confidential

                        (D) shares of Common Stock issued or issuable under the Agreement or in connection with the conversion or exercise of any Option or Convertible Securities issued under the Agreement;

                        (E) up to 175,000 shares of Common Stock or Options issued or issuable to institutional lenders in connection with the establishment or maintenance by the Company of credit facilities, including equipment lease facilities, approved in each case by a majority of the Company's Board of Directors;

                        (F) shares of Common Stock issued or issuable pursuant to a registered public offering, the closing of which is on or after the Original Issue Date;

                        (G) up to 175,000 shares of Common Stock or Options issued or issuable in connection with the sale of Common Stock or Convertible Securities of the Company to any licensor of technology or patent rights to the Company or to any collaborative partner or license with respect to the development or commercialization of products;

                        (H) up to 1,000,000 shares of Common Stock or Options issued or issuable in connection with the acquisition by the Company of another corporation by merger, purchase of all or substantially all of its assets or acquisition of all or substantially all of the capital stock of such corporation; or

                        (I) shares of Common Stock that are exempted from the definition of "Additional Shares of Common Stock" contained in the Shareholder Documents (as defined below) by action of the holders of Preferred Stock as provided for in the Shareholder Documents.

                  (ii) "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares (other than the Common Stock), or other securities directly or indirectly convertible into or exchangeable for the Common Stock; including any series of Preferred Stock convertible by its terms into Common Stock.

                  (iii) "OPTION" means any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (iv) "ORIGINAL ISSUE DATE" means the date hereof.

                  (v) "PREFERRED STOCK" means any class of series of stock designated as such under the Company's Restated Certificate of Incorporation, as amended from time to time.

                  (vi) "SHAREHOLDER DOCUMENTS" shall mean collectively the Company's Restated Certificate of Incorporation, as amended from time to time, the Amended and Restated Management and Voting Agreement, dated as of August 17, 2001, by and among the Company, Tularik Inc. and certain other stockholders named therein, and the Third Amended and Restated Investor Rights Agreement, dated as of August 17, 2001, by and among the Company, Tularik Inc. and certain other stockholders named therein.

PTC Warrant No. SPW-1                                               Confidential

            (b) No Adjustment of Exercise Price. No adjustment shall be made in the Exercise Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to
Section 4(f) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

            (c) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of the Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share determined pursuant to Section 4(f) for such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) No further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of the Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (ii) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease, other than any decrease due to anti-dilution provisions, in the consideration payable to the Company, or decrease or increase, other than any increase due to anti-dilution provisions, in the number of shares of the Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon the effectiveness of any such increase or decrease in consideration, or decrease or increase in the number of shares, be recomputed to reflect such increase or decrease in consideration, or decrease or increase in the number of shares, insofar as it affects such Options or the right of conversion or exchange under such Convertible Securities;

                  (iii) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

PTC Warrant No. SPW-1                                               Confidential

                        (A) In the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of the Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                        (B) In the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company determined pursuant to Section 4(c) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (iv) No recomputation pursuant to Section 4(c)(ii) or Section 4(c)(iii) above shall have the effect of increasing the Exercise Price to an amount that exceeds the lower of (A) the Exercise Price prior to the original adjustment for such deemed issuance, or (B) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date,

                  (v) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in
Section 4(c)(iii) above; and

                  (vi) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Exercise Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 4(c)(iii) as of the actual date of their issuance.

            (d) Stock Dividends, Stock Distributions and Subdivisions. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                  (i) In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

PTC Warrant No. SPW-1                                               Confidential

                  (ii) In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                  If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Exercise Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 4(d) as of the time of actual payment of such dividend.

            (e) Adjustment of Exercise Price and Shares Upon Certain Events. If, after the Original Issue Date, the Company shall issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c) hereof, but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d) (which event is dealt with in Section 4(g)) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent, provided that any adjustments not required to be made by virtue of such rounding shall be carried forward and taken into account in any subsequent adjustment) determined by multiplying the Exercise Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common stock so issued would purchase at the Exercise Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued. Upon each adjustment of the Exercise Price (other than pursuant to a stock split, reverse stock split or similar transaction), the aggregate number of Shares issuable upon exercise of the Warrant shall be adjusted to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Exercise Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Exercise Price. The number of Shares vesting pursuant to Section 1 shall be proportionately adjusted in accordance with the adjustment made pursuant to this Section 4(e). Upon the occurrence of each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

            (f) Determination of Consideration. For purposes of Section 4(e), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Cash and Property: Such consideration shall:

PTC Warrant No. SPW-1                                               Confidential

                        (A) Insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration, computed as provided in Sections 4(f)(i)(A) and 4(f)(i)(B) above, received in respect of the Additional Shares of Common Stock, as determined in good faith by the Board of Directors;

                  (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(c), relating to Options and Convertible Securities, shall be determined by dividing:

                        (A) The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (B) The maximum number of shares of the Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (g) Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event that at any time or from time to time after the Original Issue Date the outstanding shares of the Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Company shall issue shares of the Common Stock by way of a stock dividend or other distribution to the holders of the Common Stock, the Exercise Price and/or number of Shares covered by this Warrant in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

            (h) Termination of Adjustment Rights. The provisions of this Section 4 (other than Section 4(g)) shall terminate immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities

PTC Warrant No. SPW-1                                               Confidential

Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public at an initial public offering price per share of not less than $8.00 (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock) with net proceeds to the Company of not less than $40,000,000 (a "QUALIFIED INITIAL PUBLIC OFFERING"). Thereafter, the provisions of this Section 4 shall be of no further force or effect.

            (i) No Impairment. The Company shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

      5. Notices.

            (a) In the event that the Company shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock;

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; or

                  (v) to effect its Qualified Initial Public Offering;

then, in connection with each such event, the Company shall send to the Holder
(1) at least ten days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any; and (2) at least ten days' prior written notice of the date when the same shall take place (and specifying the date, if any is to be fixed, on which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Notwithstanding the above, the ten days' notice requirement may be shortened or waived upon the written consent of the Holder.

PTC Warrant No. SPW-1                                               Confidential

            (b) Any written notice by the Company or the Holder required or permitted hereunder shall be given in the manner provided in the Agreement; provided, however the delivery of a Notice of Exercise shall be made in person, by first class mail (postage pre-paid) or by nationally recognized overnight courier and accompanied by this Warrant.

      6. Rights and Obligations.

            (a) The Shares shall be subject to the provisions of the Stockholder Agreements in accordance with their respective terms, including, without limitation, all applicable transfer restrictions set forth in the Stockholder Agreements.

            (b) The Holder shall be entitled to incidental registration rights with respect to the Shares on a pro rata basis with other security holders of the Company solely to the extent such other security holders are entitled to have their securities registered pursuant to Section 4.5 of the IR Agreement (as defined in the Agreement); provided, however, that such Section 4.5 of the IR Agreement shall be read without giving effect to the parenthetical phrase "(other than pursuant to Sections 4.3 and 4.4)" solely with respect to the Holder. Solely for purposes of determining the rights and obligations of the Holder with respect to the incidental registration rights granted pursuant to this Section 6(b), the Shares shall be treated as if they were "Registrable Securities" (as defined in the IR Agreement) and the Holder shall be treated as if it was a "Holder" (as defined in the IR Agreement) for purposes of Sections 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13 of the IR Agreement; provided, however, that except as expressly set forth herein, this Section 6(b) shall not be interpreted in any manner that would expand the Holder's registration rights beyond those incidental registration rights set forth in Section 4.5 of the IR Agreement.

      7. Limitations of Transfer. Notwithstanding anything set forth herein to the contrary, this Warrant may not be offered for sale, sold, transferred, pledged, hypothecated or otherwise encumbered under any circumstances prior to December 5, 2007; provided, however, the foregoing provision of this Section 7 shall not apply with respect to the transfer of this Warrant by the Holder to an Affiliate (as defined in the Termination and License Agreement, dated the date hereof, by and between the Company and Tularik Inc. (the "TERMINATION AND LICENSE AGREEMENT")) or in connection with the sale or merger of all or substantially all of the Holder's business, so long as such transfer is otherwise permissible under all applicable securities laws, the terms of this Warrant and any other obligations or limitations to which the Holder or this Warrant is subject.

      8. Legend. Each certificate evidencing the Shares issued upon exercise of this Warrant, or transfer of such shares (other than a transfer registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any subsequent transfer of shares so registered) shall be stamped or imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH

PTC Warrant No. SPW-1                                               Confidential

            SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED (EACH A "TRANSFER") IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE TRANSFER AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED MANAGEMENT AND VOTING AGREEMENT, DATED AUGUST 17, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN AND THE THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AUGUST 17, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, AS SUCH AGREEMENTS MAY BE AMENDED FROM TIME TO TIME (THE "STOCKHOLDER AGREEMENTS"), COPIES OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDER AGREEMENTS.

      9. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 8 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Securities Act, any applicable state securities laws, or any applicable provision of any Stockholder Agreement.

      10. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. All shares of Common Stock (including fractions thereof) issuable upon exercise of this Warrant by the Holder shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. Any fraction of a share resulting from any calculation will be rounded down to the next whole share.

      11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

            (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

            (b) Prior to the date that this Warrant becomes exercisable, the Shares will have been duly authorized and reserved for issuance by the Company and, when issued in

PTC Warrant No. SPW-1                                               Confidential

accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, except as set forth in the Stockholder Agreements; and

            (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Restated Certificate of Incorporation, as then in effect, and its bylaws, as then in effect.

      12. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

            (a) This Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

            (b) The Holder understands that this Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

            (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

            (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      13. Rights of Stockholders. Subject to Sections 4 and 5 hereof, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.

PTC Warrant No. SPW-1                                               Confidential

      14. Miscellaneous.

            (a) This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

            (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

            (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

            (d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or holders hereof and of the Shares issued or issuable upon the exercise hereof.

            (e) This Warrant, together with the Agreement and the Termination and License Agreement, constitute the full and entire understanding and agreement between the parties with regard to the acquisition of this Warrant and the Shares (as defined in the Agreement).

            (f) The Company shall not, by amendment of its Restated Certificate of Incorporation or bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

            (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

            (h) Except as otherwise provided herein, this Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

                            [Signature Page Follows]

PTC Warrant No. SPW-1                                               Confidential

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                             PTC THERAPEUTICS, INC.

                                             By /s/ MARK E. BOULDING
                                                ________________________________
                                                Mark E. Boulding
                                                Senior Vice President, Business
                                                Development and Legal; Secretary
                                                of the Corporation

Acknowledged and Accepted:

TULARIK INC.

By /s/ J. Rieflin
  _________________________________
Name:  J. Rieflin
Title: Vice President

                                                                    Confidential

                                                                       Exhibit A

                               NOTICE OF EXERCISE

TO: PTC Therapeutics, Inc.

      Attention: Legal Department

      1. The undersigned hereby elects to purchase _______________ (leave blank if you choose Alternative No. 2 below) shares of Common Stock, par value $0.001 per share, of PTC Therapeutics, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full. (Initial here if the undersigned elects this alternative). _________

      2. In lieu of exercising the attached Warrant for cash, the undersigned hereby elects to effect the net issuance provision of Section 2(b) of this Warrant and receive ____________ (leave blank if you choose Alternative No. 1 above) shares of Common Stock, par value $0.001 per share, of PTC Therapeutics, Inc. pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative). ___________

      3. Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

                    _________________________________________
                                     (Name)

                    _________________________________________

                    _________________________________________
                                    (Address)

      4. The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.

                                       _________________________________________
                                       (Signature and Date)